                                                                    Exhibit 28.2


                   STEWART INFORMATION SERVICES CORPORATION

                             DETAILS OF INVESTMENTS
                    SEPTEMBER 30, 1995 AND DECEMBER 31, 1994


                                                                        SEPT 30      DEC 31
                                                                         1995         1994
                                                                        -------      ------
                                                                          ($000 Omitted)
    Investments, at market, partially restricted:
        Short-term investments                                           $31,672     $56,363
        U.S. Treasury and agency obligations                              21,384      10,105
        Municipal bonds                                                   91,869      85,267
        Mortgage-backed securities                                        28,003      26,872
        Corporate bonds                                                   29,195      11,335
        Mortgage loans                                                     3,445       3,309
        Real estate and other, at lower of cost or market                  3,085       3,128
                                                                        --------    --------
          TOTAL INVESTMENTS                                             $208,653    $196,379
                                                                        ========    ========



    NOTE: The total appears as the sum of two amounts under 'investments' - statutory reserve fund and 'investments' - other in the balance sheet presented on page 2.